Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2016 FOURTH QUARTER AND FULL YEAR

San Antonio, February 23, 2017 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the fourth quarter and year ended December 31, 2016.

“We continue to invest in transforming our Americas and International outdoor businesses to more effectively compete in an increasingly digital world,” said Bob Pittman, Executive Chairman and Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “Both Americas outdoor and International outdoor made great progress in building out their industry-leading data-rich, analytics capabilities and programmatic ad-buying solutions to do business in the same way that the advertising industry does today while expanding their digital networks and winning new contracts.”

“We are pleased with the successful execution of our strategic initiatives this year,” said Rich Bressler, Chief Financial Officer of Clear Channel Outdoor Holdings, Inc. “In the fourth quarter and full year 2016, consolidated revenue declined and operating income increased. However, excluding the impact of the 2016 sales of certain U.S. markets and International businesses as well as foreign exchange, Americas outdoor and International outdoor revenues, operating income and OIBDAN all increased. Throughout 2016, we continued to invest in innovative products at both businesses for the benefit of our audiences and partners while maintaining tight operating and financial discipline.”

Key Financial Highlights

The Company’s key financial highlights for the fourth quarter of 2016 include:

•	Consolidated revenue decreased 5.9%. Consolidated revenue increased 4.7%, after adjusting for a $19.8 million impact from movements in foreign exchange rates and the $58.9 million impact of markets and businesses sold in 2016.

•	Americas revenues decreased $17.2 million, or 4.7%. Revenues increased $10.5 million, or 3.1%, after adjusting for a $0.1 million impact from movements in foreign exchange rates and a $27.9 million impact from the sale of non-strategic markets in the first quarter of 2016.

•	International revenues decreased $28.4 million, or 7.0%. Revenues increased $22.5 million, or 6.2%, after adjusting for a $19.9 million impact from movements in foreign exchange rates and a $31.0 million impact from the sale of our businesses in Turkey in the second quarter of 2016 and Australia in the fourth quarter of 2016.

•	Operating income increased 115.7% to $250.9 million.

•	OIBDAN decreased 3.8%. OIBDAN increased 9.6%, excluding the impact from movements in foreign exchange rates and the impact of the non-strategic markets sold in 2016.

The Company’s key financial highlights for 2016 include:

•	Consolidated revenue decreased 3.7%. Consolidated revenue increased 2.7%, after adjusting for a $47.6 million impact from movements in foreign exchange rates and the $125.4 million impact of the markets and businesses sold in 2016.

•	Americas outdoor revenues decreased $70.6 million, or 5.2%. Revenues increased $39.9 million, or 3.2%, after adjusting for a $7.7 million impact from movements in foreign exchange rates and a $102.7 million impact from the non-strategic markets sold in the first quarter of 2016.

•	International outdoor revenues decreased $33.2 million, or 2.3%. Revenues increased $29.3 million, or 2.2%, after adjusting for a $39.9 million impact from movements in foreign exchange rates and a $22.7 million impact from the sale of our businesses in Turkey in the second quarter of 2016 and Australia in the fourth quarter of 2016.

•	Operating income increased $376.5 million, or 144.3%.

•	OIBDAN decreased 4.1% and increased 4.9%, excluding the impact from movements in foreign exchange rates and the impact of the markets and businesses sold in 2016.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

•	Installed 31 new digital billboards in the fourth quarter and 82 over the full year for an end of year total of 1,113 across North America, and installed 1,077 digital displays in the fourth quarter and almost 3,600 over the full year in the International markets for an end-of-year total of more than 9,600.

•	Launched first nationwide programmatic private marketplace (PMP) solution in the U.S. for out-of-home ad-buying. This will enable advertisers and brands to purchase almost 1,000 of Americas outdoor’s high impact digital inventory billboards at scale, seamlessly, within a PMP.

•	Being named to AdWeek’s Top Mobile Innovators of 2016 for the launch of RADAR - the industry’s first suite of third-party research, data and mobile analytics tools for planning, attribution, measurement and retargeting - as well as the integration of RADAR into the first-to-market programmatic out-of-home buying solution via private marketplaces.

•	Introduced the first out-of-home programmatic buying tool in Europe - this automated solution is live in Belgium with plans to continue the roll-out across Europe including the UK in March. Customers can now access and buy audience-based packages on an Automated Guaranteed basis across Clear Channel’s digital out-of-home network in the city of Brussels.

•	Awarded 10-year contract extension to provide Nashville International Airport with an entirely new digital advertising network that will include technologically sophisticated, state-of-the-art media.

•	Won five-year partnership extension to bolster the digital media program for Austin-Bergstrom International airport.

•	Renewed the city of Lyon transit contract for seven years to operate out-of-home advertising across its buses, bus shelters, Tramway and Metro. Lyon’s metro system is the second largest in France after Paris.

GAAP Measures by Segment

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Revenue
Americas	$347,355	$364,536	(4.7)%	$1,278,413	$1,349,021	(5.2)%
International	379,116	407,529	(7.0)%	1,423,982	1,457,183	(2.3)%

Consolidated revenue	$726,471	$772,065	(5.9)%	$2,702,395	$2,806,204	(3.7)%

Direct Operating and SG&A expenses[1]
Americas	$207,026	$213,096	(2.8)%	$795,725	$830,636	(4.2)%
International	279,372	313,070	(10.8)%	1,155,046	1,195,770	(3.4)%

Consolidated Direct Operating and SG&A expenses[1]	$486,398	$526,166	(7.6)%	$1,950,771	$2,026,406	(3.7)%

Operating income
Americas	$95,558	$98,500	(3.0)%	$297,034	$313,871	(5.4)%
International	60,061	53,360	12.6%	116,178	95,353	21.8%
Corporate[2]	(32,955)	(30,510)	8.0%	(123,095)	(121,768)	1.1%
Impairment charges	—	—	nm	(7,274)	(21,631)	(66.4)%
Other operating income (loss), net	128,203	(5,068)	(2,629.7)%	354,688	(4,824)	(7,452.6)%

Consolidated Operating income	$250,867	$116,282	115.7%	$637,531	$261,001	144.3%

[1]	Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization).
[2]	Includes Corporate depreciation and amortization of $1.5 million and $1.4 million for the three months ended December 31, 2016 and 2015, respectively, and $5.7 million and $5.4 million for the years ended December 31, 2016 and 2015, respectively.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Revenue excluding movements in foreign exchange
Americas	$347,214	$364,536	(4.8)%	$1,286,134	$1,349,021	(4.7)%
International	399,029	407,529	(2.1)%	1,463,876	1,457,183	0.5%

Consolidated revenue excluding movements in foreign exchange	$746,243	$772,065	(3.3)%	$2,750,010	$2,806,204	(2.0)%

Direct Operating and SG&A expenses[1] excluding movements in foreign exchange
Americas	$206,766	$213,096	(3.0)%	$801,449	$830,636	(3.5)%
International	293,383	313,070	(6.3)%	1,188,284	1,195,770	(0.6)%

Consolidated Direct Operating and SG&A expenses excluding movements in foreign exchange	$500,149	$526,166	(4.9)%	$1,989,733	$2,026,406	(1.8)%

OIBDAN
Americas	$140,329	$151,440	(7.3)%	$482,688	$518,385	(6.9)%
International	99,744	94,459	5.6%	268,936	261,413	2.9%
Corporate	(29,336)	(26,812)	9.4%	(107,145)	(108,021)	(0.8)%

Consolidated OIBDAN	$210,737	$219,087	(3.8)%	$644,479	$671,777	(4.1)%

OIBDAN excluding movements in foreign exchange
Americas	$140,448	$151,440	(7.3)%	$484,685	$518,385	(6.5)%
International	105,646	94,459	11.8%	275,592	261,413	5.4%
Corporate	(31,092)	(26,812)	16.0%	(111,274)	(108,021)	3.0%

Consolidated OIBDAN excluding movements in foreign exchange	$215,002	$219,087	(1.9)%	$649,003	$671,777	(3.4)%

Revenue excluding effects of foreign exchange and revenue from markets and businesses sold
Americas	$347,214	$336,653	3.1%	$1,283,664	$1,243,847	3.2%
International	$388,422	$365,902	6.2%	$1,342,836	$1,313,491	2.2%
Consolidated revenue, excluding effects of foreign exchange and revenue from markets and businesses sold	$735,636	$702,555	4.7%	$2,626,500	$2,557,338	2.7%
OIBDAN excluding effects of foreign exchange and revenue from markets and businesses sold
Americas	$140,448	$138,200	1.6%	$483,985	$470,771	2.8%
International	$102,445	$81,803	25.2%	$250,543	$231,175	8.4%
Consolidated OIBDAN, excluding effects of foreign exchange and revenue from markets and businesses sold	$211,801	$193,191	9.6%	$623,254	$593,925	4.9%

Certain prior period amounts have been reclassified to conform to the 2016 presentation of financial information throughout the press release.

[1]	1 See the end of this press release for reconciliations of (i) OIBDAN excluding effects of foreign exchange rates and OIBDAN for each segment to segment and consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange rates to revenues; (iii) direct operating and SG&A expenses excluding effects of foreign exchange rates to direct operating and SG&A expenses; (iv) corporate expenses excluding non-cash compensation expenses and effects of foreign exchange rates to corporate expenses; (v) Consolidated and segment revenues excluding the effects of foreign exchange rates and results from markets and businesses sold to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses excluding the effects of foreign exchange rates and results from markets and businesses sold to Consolidated and segment direct operating and SG&A expenses; and (vii) Consolidated and segment OIBDAN excluding the effects of foreign exchange rates and results from markets and businesses sold to Consolidated and segment operating income. See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

Full Year 2016 Results

Consolidated

Consolidated revenue decreased $103.8 million, or 3.7%, during 2016 as compared to 2015. Consolidated revenue increased $69.2 million, or 2.7%, after adjusting for a $47.6 million impact from movements in foreign exchange rates and the $125.4 million impact of markets and businesses sold in 2016.

Consolidated direct operating and SG&A expenses decreased $75.6 million, or 3.7%, during 2016 as compared to 2015. Consolidated direct operating and SG&A expenses increased $36.6 million, or 2.0%, during 2016 as compared to 2015, after adjusting for a $39.0 million impact of movements in foreign exchange rates and the $73.2 million impact of the sale of the markets and businesses.

Consolidated operating income increased $376.5 million, or 144.3%, during 2016 as compared to 2015, primarily due to the net gain of $278.3 million on sale of nine non-strategic outdoor markets in the first quarter of 2016 and the net gain of $127.6 million on sale on our Australia business in the fourth quarter of 2016, partially offset by the $56.6 million loss, which includes $32.2 million in cumulative translation adjustments, on the sale of our Turkey business in the second quarter of 2016.

The Company’s OIBDAN decreased 4.1% to $644.5 million during 2016 as compared to 2015. After adjusting for the movements in foreign exchange rates and the impact of the sale of markets and businesses, the Company’s OIBDAN increased 4.9% in 2016 compared to 2015.

Included in the 2016 operating income and OIBDAN were $10.5 million of direct operating and SG&A expenses and $2.5 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, compared to $13.5 million and $6.8 million of such expenses in 2015, respectively.

Americas Outdoor

Americas outdoor revenues decreased $70.6 million, or 5.2%, during 2016 as compared to 2015. Revenues increased $39.9 million, or 3.2%, after adjusting for a $7.7 million impact from movements in foreign exchange rates and a $102.7 million impact from non-strategic markets sold in the first quarter of 2016. The increase was primarily due to increased revenues from digital billboards as a result of new deployments and higher occupancy on existing digital billboards, as well as new airport contracts, and higher revenues in Latin America.

Direct operating and SG&A expenses decreased $34.9 million, or 4.2%, during 2016 as compared to 2015. Direct operating and SG&A expenses increased $26.6 million, or 3.4%, after adjusting for a $5.7 million impact from movements in foreign exchange rates and the $55.8 million impact from the sale of non-strategic markets during the first quarter 2016, due primarily to higher operating expenses related to new contracts and higher variable compensation expense related to higher revenues.

Operating income decreased 5.4% to $297.0 million during 2016 as compared to 2015, resulting primarily from the sale of the non-strategic outdoor markets in 2016. OIBDAN decreased $35.7 million, or 6.9%. OIBDAN increased 2.8% during 2016 as compared to 2015, after adjusting for a $2.0 million impact from movements in foreign exchange rates and the $46.9 million impact from the sale of the non-strategic markets.

International Outdoor

International outdoor revenues decreased $33.2 million, or 2.3%, during 2016 as compared to 2015. Revenues increased $29.3 million, or 2.2%, after adjusting for a $39.9 million impact from movements in foreign exchange rates and the $22.7 million impact from the sale of our businesses in Turkey and Australia in the second and fourth quarters of 2016, respectively. Higher revenue primarily from new digital assets and new contracts in China, Italy, Spain, Sweden, France and Belgium was partially offset by lower revenue due to the sale of our businesses in Turkey and Australia, as well as lower revenue in the United Kingdom due to the London bus shelter contract not being renewed.

Direct operating and SG&A expenses decreased $40.8 million, or 3.4%, during 2016 as compared to 2015. Direct operating and SG&A expenses increased $10.0 million, or 0.9%, after adjusting for a $33.3 million impact from movements in foreign exchange rates and the $17.4 million impact from the sale of our businesses in Turkey and Australia in the second and fourth quarters of 2016, respectively. Direct operating and SG&A expenses increased primarily due to higher site lease and production expenses related to higher revenues. This was partially offset by lower site lease expense due to lower revenue in the United Kingdom, as well as operating expenses of $11.4 million recorded in the fourth quarter of 2015 to correct for accounting errors included in the results for our Netherlands subsidiary reported in prior years.

Operating income increased 21.8% to $116.2 million during 2016 as compared to 2015. OIBDAN increased $7.5 million, or 2.9%. OIBDAN increased $19.3 million, or 8.4%, during 2016 as compared to 2015, after adjusting for a $6.6 million impact from movements in foreign exchange rates and the $5.3 million impact from the sale of our businesses in Turkey and Australia in the second and fourth quarters of 2016, respectively. Operating income and OIBDAN in 2016 each include $7.4 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $11.1 million in 2015.

Clear Channel International B.V. (“CCIBV”)

CCIBV’s consolidated revenues decreased $53.7 million to $1,168.7 million in 2016 compared to 2015. This decrease includes a $35.3 million impact from movements in foreign exchange rates.

CCIBV’s operating income was $100.7 million in 2016 compared to operating income of $23.8 million in 2015. This increase includes a $5.8 million impact from movements in foreign exchange rates. The increase was primarily due to the net gain of $127.6 million on sale on our business in Australia in the fourth quarter of 2016, partially offset by the $56.6 million loss, which includes $32.2 million in cumulative translation adjustments, on the sale of our business in Turkey in the second quarter of 2016.

Liquidity and Financial Position

As of December 31, 2016, we had $542.0 million of cash on our balance sheet, including $180.1 million of cash held outside the U.S. by our subsidiaries. For the year ended December 31, 2016, cash flow provided by operating activities was $310.3 million, cash flow provided by investing activities was $551.5 million, cash flow used for financing activities was $726.5 million, and there was $(6.0) million impact from movements in foreign exchange rates on cash. The net increase in cash from December 31, 2015 was $129.3 million.

Capital expenditures for the year ended December 31, 2016 were $229.8 million compared to $218.3 million for the same period in 2015.

In the first quarter of 2016, we sold nine non-strategic U.S. markets for net proceeds, including cash and certain advertising assets in Florida, totaling $592.3 million. These markets contributed $2.5 million and $105.2 million in revenue during the years ended December 31, 2016 and 2015, respectively.

We sold our business in Turkey in the second quarter of 2016. We sold our business in Australia in the fourth quarter of 2016 for net cash proceeds of $195.7 million. These businesses contributed $121.0 million and $143.7 million in revenue during the years ended December 31, 2016 and 2015, respectively.

On January 7, 2016, CCOH paid a special dividend of $217.8 million using the proceeds of the issuance of $225.0 million in aggregate principal amount of 8.75% Senior Notes due 2020 by Clear Channel International B.V., an indirect wholly-owned subsidiary of CCOH, in December 2015.

On February 4, 2016, CCOH paid a special cash dividend of $540.0 million to our stockholders using proceeds relating to a $300 million demand on the intercompany note owed by iHeartCommunications to the Company and a portion of the proceeds from the sale of non-strategic U.S. markets.

On February 9, 2017, CCOH declared a special dividend of $282.5 million to our stockholders using a portion of the proceeds from the sales of certain non-strategic U.S. markets and of our Australia business. The dividend was paid on February 23, 2017 to shareholders of record as of February 20, 2017.

Conference Call

The Company, along with its parent company, iHeartMedia, Inc., will host a conference call to discuss results on February 23, 2017 at 8:30 a.m. Eastern Time. The conference call number is (800) 230-1092 (U.S. callers) and (612) 288-0329 (International callers) and the passcode for both is 417884. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 417884. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue	$726,471	$772,065	$2,702,395	2,806,204
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	359,728	386,873	1,435,569	1,494,902
Selling, general and administrative expenses (excludes depreciation and amortization)	126,670	139,293	515,202	531,504
Corporate expenses (excludes depreciation and amortization)	31,434	29,126	117,383	116,380
Depreciation and amortization	85,975	95,423	344,124	375,962
Impairment charges	—	—	7,274	21,631
Other operating income, net	128,203	(5,068)	354,688	(4,824)

Operating income	250,867	116,282	637,531	261,001
Interest expense	93,056	89,609	374,892	355,669
Interest income on Due from iHeartCommunications	13,876	15,507	50,309	61,439
Equity in loss of nonconsolidated affiliates	(315)	352	(1,689)	(289)
Other income (expense), net	(23,953)	(5,085)	(70,151)	12,387

Income (loss) before income taxes	147,419	37,447	241,108	(21,131)
Income tax benefit (expense)	(39,078)	(69,886)	(76,675)	(50,177)

Consolidated net income (loss)	108,341	(32,439)	164,433	(71,308)
Less: Amount attributable to noncontrolling interest	6,840	8,944	23,002	24,764

Net income (loss) attributable to the Company	$101,501	$(41,383)	$141,431	$(96,072)

For the three months ended December 31, 2016, foreign exchange rate movements decreased the Company’s revenues by $19.8 million and decreased direct operating expenses by $10.5 million, SG&A expenses by $3.2 million and Corporate expenses by $1.8 million. For the year ended December 31, 2016, foreign exchange rate movements decreased the Company’s revenues by $47.6 million and decreased direct operating expenses by $29.0 million, SG&A expenses by $9.9 million and Corporate expenses by $4.1 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for December 31, 2016 and December 31, 2015:

(In millions)	December 31,
	2016	2015
Cash and cash equivalents	$542.0	$412.7
Total current assets	1,341.4	1,567.7
Net property, plant and equipment	1,412.8	1,628.0
Due from iHeartCommunications	885.7	930.8
Total assets	5,718.8	6,306.8
Current liabilities (excluding current portion of long-term debt)	634.7	916.3
Long-term debt (including current portion of long-term debt)	5,117.0	5,110.8
Shareholders’ deficit	(932.8)	(569.7)

TABLE 3 - Total Debt

At December 31, 2016 and December 31, 2015, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	December 31,
	2016	2015
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.2	1,989.2
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Clear Channel International B.V. Senior Notes due 2020	225.0	225.0
Other debt	14.8	19.0
Original issue discount	(6.7)	(7.8)
Long-term debt fees	(41.1)	(50.4)

Total debt	5,117.0	5,110.8
Cash	542.0	412.7

Net Debt	$4,575.0	$4,698.1

The current portion of long-term debt was $7.0 million and $4.3 million as of December 31, 2016 and December 31, 2015, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months and year ended December 31, 2016 and 2015. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in its Statement of Operations: Depreciation and amortization; Impairment charges; and Other operating income, net.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from markets and businesses sold and (iii) corporate expenses, excluding non-cash compensation expenses and the effects of foreign exchange rates.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the first quarter of 2016, the Company sold nine non-strategic Americas markets. The Company sold its businesses in Turkey and Australia in the second and fourth quarters of 2016, respectively. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from markets and businesses sold, for the consolidated Company and the Company’s segments, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results from the markets and businesses that were sold, as these results will not be included in the Company’s results in current and future periods.

Corporate expenses excluding the effects of non-cash compensation expenses is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN excluding effects of foreign exchange rates and OIBDAN for each segment to consolidated and segment operating income (loss); (ii) Revenues excluding the effects of foreign exchange rates to revenues; (iii) Direct operating and SG&A expenses excluding the effects of foreign exchange rates to direct operating and SG&A expenses; (iv) Corporate expenses excluding non-cash compensation expenses and effects of foreign exchange rates to Corporate expenses; (v) Consolidated and segment revenues excluding the effects of foreign exchange rates and results from markets and businesses sold to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses excluding the effects of foreign exchange rates and results from markets and businesses sold to Consolidated and segment direct operating and SG&A expenses; (vii) Consolidated and segment OIBDAN excluding the effects of foreign exchange rates and results from markets and businesses sold to Consolidated and segment Operating income.

Reconciliation of OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment to, Consolidated and Segment Operating Income (Loss)

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating (income) expense, net	Operating income (loss)
Three Months Ended December 31, 2016
Americas	$140,448	$(119)	$140,329	$—	$44,771	$—	$—	$95,558
International	105,646	(5,902)	99,744	—	39,683	—	—	60,061
Corporate	(31,092)	1,756	(29,336)	2,098	1,521	—	—	(32,955)
Impairment charges	—	—	—	—	—	—	—	—
Other operating income, net	—	—	—	—	—	—	(128,203)	128,203

Consolidated	$215,002	$(4,265)	$210,737	$2,098	$85,975	$—	$(128,203)	$250,867

Three Months Ended December 31, 2015
Americas	$151,440	$—	$151,440	$—	$52,940	$—	$—	$98,500
International	94,459	—	94,459	—	41,099	—	—	53,360
Corporate	(26,812)	—	(26,812)	2,314	1,384	—	—	(30,510)
Impairment charges	—	—	—	—	—	—	—	—
Other operating expense, net	—	—	—	—	—	—	5,068	(5,068)

Consolidated	$219,087	$—	$219,087	$2,314	$95,423	$—	$5,068	$116,282

Year Ended December 31, 2016
Americas	$484,685	$(1,997)	$482,688	$—	$185,654	$—	$—	$297,034
International	275,592	(6,656)	268,936	—	152,758	—	—	116,178
Corporate	(111,274)	4,129	(107,145)	10,238	5,712	—	—	(123,095)
Impairment charges	—	—	—	—	—	7,274	—	(7,274)
Other operating income, net	—	—	—	—	—	—	(354,688)	354,688

Consolidated	$649,003	$(4,524)	$644,479	$10,238	$344,124	$7,274	$(354,688)	$637,531

Year Ended December 31, 2015
Americas	$518,385	$—	$518,385	$—	$204,514	$—	$—	$313,871
International	261,413	—	261,413	—	166,060	—	—	95,353
Corporate	(108,021)	—	(108,021)	8,359	5,388	—	—	(121,768)
Impairment charges	—	—	—	—	—	21,631	—	(21,631)
Other operating expense, net	—	—	—	—	—	—	4,824	(4,824)

Consolidated	$671,777	$—	$671,777	$8,359	$375,962	$21,631	$4,824	$261,001

Reconciliation of Revenues, excluding effects of foreign exchange rates, to Revenues

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Consolidated revenue	$726,471	$772,065	(5.9)%	$2,702,395	2,806,204	(3.7)%
Excluding: Foreign exchange decrease	19,772	—		47,615	—

Consolidated revenue excluding effects of foreign exchange	$746,243	$772,065	(3.3)%	$2,750,010	$2,806,204	(2.0)%

Americas revenue	$347,355	$364,536	(4.7)%	$1,278,413	$1,349,021	(5.2)%
Excluding: Foreign exchange (increase) decrease	(141)	—		7,721	—

Americas revenue excluding effects of foreign exchange	$347,214	$364,536	(4.8)%	$1,286,134	$1,349,021	(4.7)%

International revenue	$379,116	$407,529	(7.0)%	$1,423,982	$1,457,183	(2.3)%
Excluding: Foreign exchange decrease	19,913	—		39,894	—

International revenue excluding effects of foreign exchange	$399,029	$407,529	(2.1)%	$1,463,876	$1,457,183	0.5%

Reconciliation of Direct operating and SG&A expenses, excluding effects of foreign exchange rates, to Direct operating and SG&A expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Consolidated direct operating and SG&A expenses	$486,398	$526,166	(7.6)%	$1,950,771	$2,026,406	(3.7)%
Excluding: Foreign exchange decrease	13,751	—		38,962	—

Consolidated direct operating and SG&A expenses excluding effects of foreign exchange	$500,149	$526,166	(4.9)%	$1,989,733	$2,026,406	(1.8)%

Americas direct operating and SG&A expenses	$207,026	$213,096	(2.8)%	$795,725	$830,636	(4.2)%
Excluding: Foreign exchange (increase) decrease	(260)	—		5,724	—

Americas direct operating and SG&A expenses excluding effects of foreign exchange	$206,766	$213,096	(3.0)%	$801,449	$830,636	(3.5)%

International direct operating and SG&A expenses	$279,372	$313,070	(10.8)%	$1,155,046	$1,195,770	(3.4)%
Excluding: Foreign exchange decrease	14,011	—		33,238	—

International direct operating and SG&A expenses excluding effects of foreign exchange	$293,383	$313,070	(6.3)%	$1,188,284	$1,195,770	(0.6)%

Reconciliation of Corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to Corporate Expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Corporate Expense	$31,434	$29,126	7.9%	$117,383	$116,380	0.9%
Excluding: Non-cash compensation expense	(2,098)	(2,314)		(10,238)	(8,359)

Corporate Expense excluding non-cash compensation expense	$29,336	$26,812	9.4%	$107,145	$108,021	(0.8)%
Excluding: Foreign exchange decrease	$1,756	$—		$4,129	$—

Corporate Expense excluding non-cash compensation expense and effects of foreign exchange	$31,092	$26,812	16.0%	$111,274	$108,021	3.0%

Reconciliation of Consolidated and Segment Revenues, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and Segment Revenues

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Consolidated revenue	$726,471	$772,065	(5.9)%	$2,702,395	$2,806,204	(3.7)%
Excluding: Revenue from markets and businesses sold	(10,607)	(69,510)		(123,510)	(248,866)
Excluding: Foreign exchange decrease	19,772	—		47,615	—

Consolidated revenue, excluding effects of foreign exchange and revenue from markets and businesses sold	$735,636	$702,555	4.7%	$2,626,500	$2,557,338	2.7%

Americas revenue	$347,355	$364,536	(4.7)%	$1,278,413	$1,349,021	(5.2)%
Excluding: Revenue from non-strategic markets sold	—	(27,883)		(2,470)	(105,174)
Excluding: Foreign exchange (increase) decrease	(141)	—		7,721	—

Americas revenue, excluding effects of foreign exchange and revenue from non-strategic markets sold	$347,214	$336,653	3.1%	$1,283,664	$1,243,847	3.2%

International revenue	$379,116	$407,529	(7.0)%	$1,423,982	$1,457,183	(2.3)%
Excluding: Revenue from businesses sold	(10,607)	(41,627)		(121,040)	(143,692)
Excluding: Foreign exchange decrease	19,913	—		39,894	—

International revenue, excluding effects of foreign exchange and revenue from businesses sold	$388,422	$365,902	6.2%	$1,342,836	$1,313,491	2.2%

Reconciliation of Consolidated and Segment Direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and Segment Direct operating and SG&A expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Consolidated direct operating and SG&A expenses	$486,398	$526,166	(7.6)%	$1,950,771	$2,026,406	(3.7)%
Excluding: Operating expenses from markets and businesses sold	(7,406)	(43,614)		(97,761)	(171,014)
Excluding: Foreign exchange decrease	13,751	—		38,962	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from markets and businesses sold	$492,743	$482,552	2.1%	$1,891,972	$1,855,392	2.0%

Americas direct operating and SG&A expenses	$207,026	$213,096	(2.8)%	$795,725	$830,636	(4.2)%
Excluding: Operating expenses from non-strategic markets sold	—	(14,643)		(1,770)	(57,560)
Excluding: Foreign exchange (increase) decrease	(260)	—		5,724	—

Americas direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from non-strategic markets sold	$206,766	$198,453	4.2%	$799,679	$773,076	3.4%

International direct operating and SG&A expenses	$279,372	$313,070	(10.8)%	$1,155,046	$1,195,770	(3.4)%
Excluding: Operating expenses from businesses sold	(7,406)	(28,971)		(95,991)	(113,454)
Excluding: Foreign exchange decrease	14,011	—		33,238	—

International direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from businesses sold	$285,977	$284,099	0.7%	$1,092,293	$1,082,316	0.9%

Reconciliation of Consolidated and Segment OIBDAN, excluding effects of foreign exchange rates and results from markets and businesses sold to, Consolidated and Segment Operating income

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Consolidated operating income	$250,867	$116,282	115.7%	$637,531	$261,001	144.3%
Excluding: Revenue, direct operating and SG&A expenses from markets and businesses sold	(3,201)	(25,896)		(25,749)	(77,852)
Excluding: Foreign exchange (increase) decrease	4,265	—		4,524	—
Excluding: Non-cash compensation expense	2,098	2,314		10,238	8,359
Excluding: Depreciation and amortization	85,975	95,423		344,124	375,962
Excluding: Impairment charges	—	—		7,274	21,631
Excluding: Other operating (income) expense, net	(128,203)	5,068		(354,688)	4,824

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from markets and businesses sold	$211,801	$193,191	9.6%	$623,254	$593,925	4.9%

Americas Outdoor operating income	$95,558	$98,500	(3.0)%	$297,034	$313,871	(5.4)%
Excluding: Revenue, direct operating and SG&A expenses from non-strategic markets sold	—	(13,240)		(700)	(47,614)
Excluding: Foreign exchange decrease	119	—		1,997	—
Excluding: Depreciation and amortization	44,771	52,940		185,654	204,514

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from non-strategic markets sold	$140,448	$138,200	1.6%	$483,985	$470,771	2.8%

International Outdoor operating income	$60,061	$53,360	12.6%	$116,178	$95,353	21.8%
Excluding: Revenue, direct operating and SG&A expenses of businesses sold	(3,201)	(12,656)		(25,049)	(30,238)
Excluding: Foreign exchange decrease	5,902	—		6,656	—
Excluding: Depreciation and amortization	39,683	41,099		152,758	166,060

International Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from businesses sold	$102,445	$81,803	25.2%	$250,543	$231,175	8.4%

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with over 590,000 displays in 35 countries across five continents, including 43 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers more than 1,000 digital billboards across 27 markets in the United States. Clear Channel Outdoor Holdings’ International segment operates in 19 countries across Asia and Europe in a wide variety of formats. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiary Clear Channel International B.V. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives and our expectations about certain markets, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: weak or uncertain global economic conditions; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; risks that the anticipated cost savings from the Company’s strategic revenue and efficiency initiatives may not persist; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations or liquidity-generating transactions to make payments on its indebtedness; the Company’s relationship with iHeartCommunications, including its ability to elect all of the members of the Company’s Board of Directors and its ability, as controlling stockholder, to determine the outcome of matters submitted to the stockholders and certain additional matters governed by intercompany agreements between the Company and iHeartCommunications; and the impact of these and additional factors on iHeartCommunications, the Company’s primary direct or indirect external source of capital, which could have a significant need for capital in the future. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.